UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 5, 2025

RGC RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia	24016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $5 Par Value	RGCO	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 if the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 5, 2025, RGC Midstream, LLC (“Midstream”), a wholly owned subsidiary of RGC Resources, Inc. (“Resources”), entered into a Credit Agreement ("Agreement") borrowing $53,600,000 with Atlantic Union Bank (“Atlantic Union”) and CoBank, ACB ("CoBank").  The Agreement bears an interest rate of one month Term SOFR plus 155 basis points with interest payable monthly.  Midstream will repay principal based on a schedule aligned with the terms of the Mountain Valley Pipeline ("MVP") shipper agreements, which will expire in June 2044.  Quarterly principal payments will be due each October, January, April and July.  In connection with this Agreement, Resources executed a Guaranty in favor of Atlantic Union and CoBank guaranteeing timely payment and performance of obligations by Midstream. The loan matures on September 5, 2032.

The proceeds from this note were used to refinance all of Midstream's existing debt.  Also, on September 5, 2025, Midstream executed two interest rate swap agreements totaling $35,600,000 with Atlantic Union and CoBank corresponding to the term and draw provisions of the Agreement, which effectively converts that portion of the variable rate note to a fixed rate instrument with an effective annual interest rate of 5.061%. The two existing interest rate swaps with Atlantic Union will remain in place, have been redesignated, and when combined with the new interest rate swap agreement, hedges a notional value of $53,600,000.

Additionally, on September 5, 2025, Midstream entered into a Loan Agreement for the MVP Southgate extension and MVP expansion that can be drawn to principal amounts of $1,850,000 and $3,650,000, respectively, (the "Notes") with Atlantic Union. The Notes bear an interest rate of Term SOFR plus 175 basis points, subject to reduction to Term SOFR plus 155 basis points upon operation of MVP Southgate and operation of the MVP expansion, respectively, and commencement of cash distributions from MVP with interest payable monthly commencing October 1, 2025. The loan matures on October 1, 2030, at which time the outstanding principal balance on each note is due.

Both the Credit Agreement and Loan Agreement referenced above contain certain origination and other fees, and carry the same financial covenants included in other debt agreements including the limitation of Consolidated Long Term Indebtedness to not more than 65% of Consolidated Total Capitalization, Priority Indebtedness, as defined in the Agreement, to not more than 15% of Consolidated Total Assets and Consolidated Interest Coverage Ratio to no less than 1.50 to 1.00.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

The information required by this Item 2.03 is set forth in Item 1.01 above in respect of the Agreement and Notes, which is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits
10.1	Credit Agreement by and between RGC Midstream, LLC, Atlantic Union Bank and CoBank, ACB, dated as of September 5, 2025
10.2	Guaranty by RGC Resources, Inc. with Atlantic Union Bank, dated as of September 5, 2025
10.3	Interest Rate Swap Confirmation by and between RGC Midstream, LLC and Atlantic Union Bank, executed on September 5, 2025
10.4	Interest Rate Swap Confirmation by and between RGC Midstream, LLC and CoBank, executed on September 5, 2025
10.5	Loan Agreement by and between RGC Midstream, LLC and Atlantic Union Bank, dated as of September 5, 2025
10.6	Guaranty by RGC Resources, Inc. with Atlantic Union Bank, dated as of September 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: September 9, 2025	By:	/s/ Timothy J. Mulvaney
Timothy J. Mulvaney
Vice President, Treasurer and Chief Financial Officer
(Principal Financial Officer)